                     As filed with the Securities and Exchange Commission on February __, 2003

                                                                                       Registration No. 333-_______
===================================================================================================================

                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549
                                         --------------------------------
                                                     FORM S-8
                                              REGISTRATION STATEMENT
                                                       UNDER
                                            THE SECURITIES ACT OF 1933
-------------------------------------------------------------------------------------------------------------------

                                       TROPICAL SPORTSWEAR INT'L CORPORATION
                                (Exact Name of Issuer as Specified in its Charter)
                  Florida                                                                    59-3424305
         (State or Other Jurisdiction of                                                  (I.R.S. Employer
         Incorporation or Organization)                                                Identification Number)

                                              4902 West Waters Avenue
                                             Tampa, Florida 33634-1302
                                                  (813) 249-4900
                (Address, including zip code, and telephone number of principal executive offices)

                                       TROPICAL SPORTSWEAR INT'L CORPORATION
                                NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AS AMENDED
                                             (Full Title of the Plan)

                                                N. LARRY McPHERSON
                          Executive Vice President, Chief Financial Officer and Treasurer
                                       TROPICAL SPORTSWEAR INT'L CORPORATION
                                              4902 West Waters Avenue
                                             Tampa, Florida 33634-1302
                                                  (813) 249-4900
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                     Copy to:
                                                   SCOTT ORTWEIN
                                                 ALSTON & BIRD LLP
                                                One Atlantic Center
                                            1201 West Peachtree Street
                                            Atlanta, Georgia 30309-3424
                                                  (404) 881-7000
                                              -----------------------

=====================================================================================================================================
                                          CALCULATION OF REGISTRATION FEE

------------------------------------- ----------------------- ------------------------- -------------------------- ------------------
                                                                      Proposed                  Proposed
        Title of Securities                 Amount to                 Maximum                    Maximum               Amount of
         to be Registered                 be Registered            Offering Price               Aggregate           Registration Fee
                                                                   Per Share (1)             Offering Price               (1)
------------------------------------- ----------------------- ------------------------- -------------------------- ------------------
------------------------------------- ----------------------- ------------------------- -------------------------- ------------------

Common Stock, $.01 par value per share     200,000 (2)                 $4.62                    $923,000                  $85

------------------------------------- ----------------------- ------------------------- -------------------------- ------------------

(1)  Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of a share of  the Registrant's Common Stock reported on the Nasdaq National Market on
     February 13, 2003.

(2)  Amount to  be registered includes 200,000 shares which may be granted to participants under the Plan, plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

                                                      PART I
                               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         (a)      The  documents  constituting  Part I of this  Registration  Statement  will be sent or  given  to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

         (b)      Upon  written or oral  request,  Tropical  Sportswear  Int'l  Corporation  (the  "Company")  will provide,  without  charge,  the  documents  incorporated  by  reference  in Item 3 of Part II of this  Registration
Statement.  The documents are  incorporated  by reference in the Section  10(a)  prospectus.  The Company will also provide,  without  charge,  upon written or oral request,  other  documents  requested to be delivered to employees pursuant to Rule 428(b).  Requests for the above  mentioned  information  should be directed to N. Larry  McPherson at the address on the cover of this Registration Statement.

                                                      PART II
                                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The  following  documents  filed by the Company  (File No.  000-23161)  with the  Securities  and Exchange
Commission (the  "Commission")  pursuant to the Securities  Exchange Act of 1934, as amended (the "Exchange  Act"), are  incorporated  herein by  reference  and are  deemed to be a part  hereof  from the date of the  filing of such documents:

         (1)      The Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2002.

         (2)      All other  reports  filed by the Company  pursuant to Section  13(a) or 15(d) of the Exchange Act since September 28, 2002.

         (3)      The description of the Company's Common Stock contained in the Company's  Registration  Statement filed under Section 12 of the Exchange Act,  including all  amendments or reports filed for the purpose of updating such description.

         (4)      All other documents  subsequently  filed by the Company pursuant to Section 13(a),  13(c), 14 and
15(d) of the Exchange Act prior to the filing of a  post-effective  amendment to this  Registration  Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

         Any statement  contained in a document  incorporated or deemed  incorporated  herein by reference shall be deemed to be modified or superseded for the purpose of this  Registration  Statement to the extent that a statement contained herein or in any subsequently  filed document which also is, or is deemed to be,  incorporated  herein by reference  modifies or  supersedes  such  statement.  Any such  statement  so modified or  superseded  shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Florida  Business  Corporation  Act (the "Florida  Act") permits a Florida  corporation  to indemnify a present or former director or officer of the  corporation  (and certain other persons serving at the request of the corporation in related  capacities) for  liabilities,  including  legal  expenses,  arising by reason of service in such  capacity if such  person  shall have acted in good faith and in a manner he  reasonably  believed to be in or not  opposed to the best  interests  of the  corporation,  and in any  criminal  proceeding  if such  person had no reasonable  cause to believe his conduct was unlawful.  However,  in the case of actions brought by or in the right of the  corporation,  no  indemnification  may be made with  respect  to any matter as to which  such  director  or officer shall have been adjudged liable, except in certain limited circumstances.

        The Company's  Articles of Incorporation and Bylaws provide that the Company shall indemnify  directors and executive  officers to the fullest extent now or hereafter  permitted by the Florida Act. In addition,  the Company may enter into  Indemnification  Agreements  with its  directors  and  executive  officers in which the Company may agree to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act.

        The  indemnification  provided by the Florida Act, and the  Company's  Bylaws is not exclusive of any other rights to which a director or officer may be entitled.  The general  effect of the foregoing  provisions  may be to reduce  the  circumstances  which an  officer  or  director  may be  required  to bear the  economic  burden of the foregoing liabilities and expense.

        The Company may obtain a liability  insurance  policy for its  directors  and  officers as permitted by the
Florida Act which may extend to,  among other  things,  liability  arising  under the  Securities  Act of 1933,  as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits listed in the Exhibit Index are filed as part of this Registration Statement.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1)      To file,  during any period in which  offers or sales are being made,  a  post-effective amendment to this Registration Statement:

                           (i)      To  include  any  prospectus  required  by  Section  10(a)(3)  of  the
         Securities Act of 1933;

                           (ii)     To reflect in the  prospectus  any facts or events  arising  after the effective  date of this  Registration  Statement  (or the most  recent  post-effective  amendment thereof)  which,  individually  or in  the  aggregate,  represent  a  fundamental  change  in the information set forth in this Registration Statement;

                           (iii)    To  include  any  material  information  with  respect  to the plan of distribution not previously  disclosed in this  Registration  Statement or any material change to such information in this Registration Statement;

         provided,  however,  that  paragraphs  (a)(1)(i)  and  (a)(1)(ii)  above do not apply if the  registration statement is on Form S-3 or Form S-8, and the  information  required to be included in a  post-effective  amendment by those  paragraphs  is contained in periodic  reports filed by the  Registrant  pursuant to Section 13 or Section
15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2)      That,  for the purpose of  determining  any liability  under the Securities Act of 1933, each such  post-effective  amendment shall be deemed to be a new registration  statement relating to the securities being  offered  therein,  and the offering of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To  remove  from  registration  by  means  of a  post-effective  amendment  any  of  the securities being registered which remain unsold at the termination of the offering.

         (b)      The  undersigned  Registrant  hereby  undertakes  that, for purposes of determining any liability under the  Securities  Act of 1933,  each filing of the  Registrant's  annual  report  pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where  applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is  incorporated  by reference in this  Registration  Statement shall be deemed to be a new registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      Insofar as  indemnification  for  liabilities  arising  under the  Securities  Act of 1933 may be permitted to directors,  officers and controlling persons of the Registrant  pursuant to the foregoing  provisions, or otherwise,  the Registrant has been advised that in the opinion of the Securities and Exchange  Commission  such indemnification  is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling  person of the Registrant in the successful  defense of any action,  suit or  proceeding) is asserted by such director,  officer or controlling  person in connection  with the securities  being  registered,  the  Registrant  will,  unless in the  opinion of its  counsel  the matter has been settled  by  controlling  precedent,  submit to a court of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is  against  public  policy  as  expressed  in the Act and  will be  governed  by the  final adjudication of such issue.

                                                    SIGNATURES

         Pursuant to the  requirements  of the  Securities Act of 1933, as amended,  the Company  certifies that it has  reasonable  grounds  to  believe  that it meets all of the  requirements  for  filing on Form S-8 and has duly caused this  Registration  Statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Tampa, State of Florida, on February 19, 2003.

                                            TROPICAL SPORTSWEAR INT'L CORPORATION

                                            By:      /s/ N. Larry McPherson
                                                     N. Larry McPherson
                                                     Executive Vice President,
                                                     Chief Financial Officer and Treasurer

                                                 Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS that each person whose  signature  appears below  constitutes  and appoints
Christopher B. Munday and N. Larry  McPherson and each of them (with full power in each to act alone),  as his true and lawful  attorneys-in-fact  and agents, with full power of substitution and  resubstitution,  for him and in his name,  place  and  stead,  in any and all  capacities,  to sign any and all  amendments  (including  post-effective amendments) to this  Registration  Statement,  and to file the same, with all exhibits  thereto and other documents in connection  therewith,  with the Securities and Exchange Commission,  granting unto such  attorneys-in-fact  and agents,  and each of them,  full power and  authority to do and perform each and every act and thing  requisite and necessary  to be done in and about the  premises,  as fully to all intents and  purposes as he might or could do in person,  hereby ratifying and confirming all that said  attorneys-in-fact  and agents,  or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended,  this  Registration  Statement has been signed by the following persons in the capacities and on the date indicated.

                                       [SIGNATURES BEGIN ON FOLLOWING PAGE]

                    Signature                                     Capacity                               Date
                    ---------                                     --------                               ----

                                                     Chief Executive Officer, and Director
 /s/ Christopher B. Munday                           (Principal Executive Officer)                February 19, 2003
Christopher B. Munday

                                                     Executive Vice President, Chief
/s/ N. Larry McPherson                               Financial Officer and Treasurer              February 19, 2003
N. Larry McPherson                                   (Principal Financial and Accounting
                                                     Officer)

/s/ Michael Kagan                                    Director and Chairman of the Board           February 19, 2003
Michael Kagan

/s/ Benito F. Bucay                                  Director                                     February 19, 2003
Benito F. Bucay

/s/ Leslie J. Gillock                                Director                                     February 19, 2003
Leslie J. Gillock

/s/ Martin W. Pitts                                  Director                                     February 19, 2003
Martin W. Pitts

/s/ Charles J. Smith                                 Director                                     February 19, 2003
Charles J. Smith

/s/ Eloy S. Vallina-Garza                            Director                                     February 19, 2003
Eloy S. Vallina-Garza

/s/ Eloy S. Vallina-Laguera                          Director                                     February 19, 2003
Eloy S. Vallina-Laguera

                                                                                      Registration No. 333-________

                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C. 20549

                                                EXHIBITS FILED WITH

                                              REGISTRATION STATEMENT

                                                    ON FORM S-8

                                                       UNDER

                                            THE SECURITIES ACT OF 1933

                                       Tropical Sportswear Int'l Corporation
                                              4902 West Waters Avenue
                                             Tampa, Florida 33634-1302
                                                  (813) 249-4900

                                                   EXHIBIT INDEX
                                                        TO
                                        REGISTRATION STATEMENT ON FORM S-8

       Exhibit Number                                           Description
       --------------                                           -----------

              5                Opinion of Alston & Bird LLP as to the legality of the securities to be issued (filed herewith)

            23.1               Consent of Alston & Bird LLP (contained in its opinion filed herewith as
                               Exhibit 5 and incorporated herein by reference)

            23.2               Consent of Ernst & Young LLP (filed herewith)

            24.1               Power of Attorney (contained in Part II)

            99.1               Tropical Sportswear Int'l Corporation Non-Employee Director Stock Option
                               Plan as Amended January 28, 2003 (filed herewith)